UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2011

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave. Orlando, Florida		32801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Senior Living Communities

On January 10, 2011, we acquired an ownership interest in 29 senior living facilities (the “Communities”). As previously reported on our Form 8-K filed on December 10, 2010, we entered into agreements with US Assisted Living Facilities III, Inc., an affiliate of an institutional investor (“Seller”), and Sunrise Senior Living Investments, Inc. (“Sunrise”) to acquire the Communities through a new joint venture formed by us and Sunrise (the “Sunrise Venture”), valued at approximately $630.0 million. We acquired sixty percent (60%) of the membership interests in the Sunrise Venture for an equity contribution of approximately $134.3 million, including certain transactional and closing costs. Sunrise contributed cash and its interest in the previous joint venture with Seller (the “Old Venture”) for a forty percent (40%) membership interest in the Sunrise Venture. The Sunrise Venture obtained $435.0 million in loan proceeds from new debt financing, a portion of which was used to refinance the existing indebtedness encumbering the Communities, and acquired all of Seller’s interests in the Old Venture that owned the Communities for a total purchase price of approximately $261.7 million.

The 29 Communities, which are listed below, include a total of 2,082 residential units with an average occupancy rate of approximately 87.5% as of November 30, 2010.

Community	Location	Residential Units

Alta Loma	Rancho Cucamonga, California	59
Basking Ridge	Baskin Ridge, New Jersey	77
Belmont	Belmont, California	78
Chesterfield	Chesterfield, Missouri	74
Claremont	Claremont, California	54
Crystal Lake	Crystal Lake, Illinois	58
Dix Hills	Dix Hills, New York	76
East Meadow	East Meadow, New York	82
East Setauket	East Setauket, New York	82
Edgewater	Edgewater, New Jersey	70
Flossmoor	Flossmoor, Illinois	62
Gahanna	Gahanna, Ohio	50
Gurnee	Gurnee, Illinois	59
Holbrook	Holbrook, New York	79
Huntington Common	Kennebunk, Maine	180
Lincroft	Lincroft, New Jersey	60
Marlboro	Marlboro, New Jersey	63
Montgomery Village	Montgomery Village, Maryland	141
Naperville North	Naperville, Illinois	77
Plainview	Plainview New York	51
Roseville	Roseville, Minnesota	77
Schaumburg	Schaumburg, Illinois	82
Silver Spring	Silver Spring, Maryland	65
Tustin	Santa Ana, California	48
University Park	Colorado Springs, Colorado	53
West Babylon	West Babylon, New York	79
West Bloomfield	West Bloomfield, Michigan	52
West Hills	West Hills, California	65
Weston	Weston, Massachusetts	29

The Sunrise Venture owns fee simple interests in the Communities, except for the Belmont, East Meadow and Lincroft Communities, which are leasehold interests. Sunrise will continue to operate and manage the Communities subject to a long-term management contract.

The Sunrise Venture obtained $435.0 million in mortgage financing from Goldman Sachs Lending Partners, LLC which is collateralized by the Communities. The non-recourse loan has a three-year term and a fixed-interest rate of 6.76% requiring monthly interest-only payments with all principal due upon maturity.

Under the terms of our venture agreement with Sunrise, we receive a preferred return on our invested capital for the first six years and share control over major decisions with Sunrise. Sunrise holds the option to buy out our interest in the venture in years three through six at a price which would provide us with a thirteen to fourteen percent internal rate of return.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Financial statements for the transactions described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial report on Form 8-K is filed, as applicable.

(b)	Pro Forma Financial Information.

Pro forma financial information for the transactions described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial report on Form 8-K is filed, as applicable.

(c)	Not applicable.

(d)	Exhibits.

99.1	Press Release dated January 11, 2011.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2011	CNL LIFESTYLE PROPERTIES, INC.

/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President and
Chief Accounting Officer